Exhibit 10.16

Stock Option Plan	Page 1 of 23

TERRASCEND CORP.

STOCK OPTION PLAN

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

For the purposes of this Plan, the following terms have the following meanings:

1.1.1	“10% Shareholder” means a U.S. Participant who, at the time the Option is granted, owns, taking into account the constructive ownership rules set forth in section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent Corporation or Subsidiary Corporation).

1.1.2	“Applicable Laws” means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations and orders of any Governmental Authority having authority over that Person, property, transaction or event.

1.1.3	“Blackout Period” means the period during which designated Persons cannot trade Shares pursuant to the Corporation’s policy, if any, respecting restrictions on trading which is in effect at that time.

1.1.4	“Board” means the board of directors of the Corporation.

1.1.5	“Business Day” means any day excluding a Saturday, Sunday or statutory holiday in the Province of Ontario, and also excluding any day on which the principal chartered banks located in the City of Toronto are not open for business during normal banking hours.

1.1.6	“Cause” in respect of a Participant means “just cause” “or “cause” for termination of employment by the Corporation or a Subsidiary as determined under Applicable Laws; provided that, for a U.S. Participant who is employed in the United States, “Cause” means any of the following: (a) Participant materially breaches any fiduciary duty owed to the Corporation or a Subsidiary, including the duty of loyalty; (b) Participant fails to comply with any valid and legal directive of the Corporation that is material and is consistent with Participant’s obligations under the Participant’s employment agreement, which has not been complied with within ten (10) calendar days of written notice to Participant of such noncompliance; (c) Participant is convicted of or pleads guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude or that results in material, reputational, or financial harm to the Corporation, its agents representatives, or its affiliates; (d) Participant engages in any act or omission that constitutes a material breach by Participant of any of Participant’s duties, responsibilities, and obligations under the Participant’s employment agreement, or any material written policy (as they may be in effect from time to time during Participant’s employment) of the Corporation or any Subsidiary, assuming such obligations are lawful, which has not been cured within ten (10) calendar days of written notice to the Participant; (e) Participant commits an act which negatively impacts the Corporation or its employees including, but not limited to, engaging in competition with the Corporation, disclosing confidential information or engaging in sexual harassment or discrimination in violation of policies of the Corporation; or (f) Participant engages in the unauthorized disclosure of confidential information of the Corporation. For purposes of this definition of “Cause,” an act or failure to act shall not be deemed willful or intentional unless Participant acted (or failed to act) in bad faith or without a reasonable belief that Participant’s action or omission was in the best interest of the Corporation. For avoidance of doubt, Participant’s failure to meet performance goals or objectives, by itself, shall not constitute Cause.

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1.1.7	“Change of Control Transaction” means:

1.1.7.1	the acquisition of a sufficient number of voting securities in the capital of the Corporation so that the acquiror, together with Persons acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation);

1.1.7.2	the completion of a consolidation, merger, arrangement or amalgamation of the Corporation with or into any other entity whereby the voting securityholders of the Corporation immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity; or

1.1.7.3	the completion of a sale whereby all or substantially all of the Corporation’s undertakings and assets become the property of any other entity and the voting securityholders of the Corporation immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale.

1.1.8	“Consultant” means a Person, or an individual employed by a Person, other than an Employee or a Director, that:

1.1.8.1	is engaged to provide on an ongoing bona fide basis consulting, technical, management or other services to the Corporation or to a Subsidiary, other than services provided in relation to a distribution of securities;

1.1.8.2	provides the services under a written contract with the Corporation or a Subsidiary;

1.1.8.3	in the reasonable opinion of the Board, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary;

1.1.8.4	has a relationship with the Corporation or a Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Corporation; and

1.1.8.5	in the case of a U.S. Participant, (A) is a natural person whom renders bona fide services to the Corporation or any Subsidiary, and such services are not in connection with the offer and sale of securities in any capital-raising transaction and (B) does not directly or indirectly promote or maintain a market for the Corporation’s or any Subsidiary’s securities.

1.1.9	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

1.1.10	“Corporation” means Terrascend Corp.

1.1.11	“California Supplement” means the California Supplement attached hereto as Schedule 1.

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1.1.12	“Director” means a director of the Corporation or any Subsidiary.

1.1.13	“Disability” means a physical or mental incapacity or disability that prevents the Eligible Person from performing the essential duties of the Eligible Person’s employment or service with the Corporation or any Subsidiary, and which cannot be accommodated under applicable human rights laws without imposing undue hardship on the Corporation or the Subsidiary employing or engaging; the Eligible Person, as determined by the Board for the purposes of this Plan.

1.1.14	“Early Expiry Date” is defined in Section 4.10.1.2.

1.1.15	“Eligible Person” means any Employee, Director or Consultant.

1.1.16	“Employee” means:

1.1.16.1	an individual who is considered an employee of the Corporation or any Subsidiary under the Income Tax Act (Canada);

1.1.16.2	an individual who works full-time for the Corporation or any Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or the relevant Subsidiary over the details and methods of work as an employee of the Corporation or the relevant Subsidiary; or

1.1.16.3	an individual who works for the Corporation or any Subsidiary on a continuing and regular basis for at least 20 hours per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or the relevant Subsidiary over the details and methods of work as an employee of the Corporation or the relevant Subsidiary.

1.1.17	“Exchange” means the Canadian Securities Exchange.

1.1.18	“Governmental Authority” means:

1.1.18.1	any federal, provincial, state, local, municipal, regional, territorial, aboriginal or other government, any governmental or public department, branch or ministry, or any court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory, or taxing authority or power of any nature; and

1.1.18.2	any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them.

1.1.19	“Grant Date” means, for any Option, the date on which that Option is granted, provided that, with respect to Nonqualified Stock Options, “Grant Date” means the date specified in U.S. Treasury Regulation Section 1.409A-1(b)(5)(vi)(B), and with respect to Incentive Stock Options, “Grant Date” means the date specified in U.S. Treasury Regulation Section 1.421- 1(c).

1.1.20	“Insider” means “Insider” as defined in the policies of the Exchange, or any other stock exchange upon which the Shares are listed for trading.

1.1.21	“Incentive Stock Option” means an incentive stock option as defined in section 422 of the Code.

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1.1.22	“Investor Relations Activities” means “Investor Relations Activities” as defined in the policies of the Exchange, or any other stock exchange upon which the Shares are listed for trading.

1.1.23	“Investor Relations Participant” means a Consultant that performs Investor Relations Activities or an Employee or Director whose roles and duties primarily consist of Investor Relations Activities.

1.1.24	“Nonqualified Stock Option” means an Option granted to a U.S. Participant that is not an Incentive Stock Option.

1.1.25	“Option” means an option to purchase Shares granted to an Eligible Person under the terms of this Plan.

1.1.26	“Option Agreement” means the option agreement evidencing an Option issued pursuant to this Plan.

1.1.27	“Option Exercise Price” is defined in Section 4.3.

1.1.28	“Option Expiry Date” is defined in Section 4.4.

1.1.29	“Parent Corporation” means any parent, as defined in Section 424(e) of the Code, of the Corporation.

1.1.30	“Participant” means an Eligible Person to whom an Option has been granted.

1.1.31	“Person” will be broadly interpreted and includes:

1.1.31.1	a natural person, whether acting in his or her own capacity, or in his or her capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person;

1.1.31.2	a corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and

1.1.31.3	a Governmental Authority.

1.1.32	“Plan” means this stock option plan of the Corporation.

1.1.33	“Remittance Amount” is defined in Section 4.9.1.1.

1.1.34	“Restricted Person” is defined in Section 2.3.6.2.

1.1.35	“Retirement” means retirement from active employment or service with the Corporation or a Subsidiary:

1.1.35.1	at or after age 65; or

1.1.35.2	with the consent of any officer of the Corporation as may be designated for the purposes of this Plan by the Board, at or after any earlier age and on the completion of any number of years of service as the Board may specify.

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1.1.36	“Rule 701” means Rule 701 promulgated under the Securities Act.

1.1.37	“SEC” means the U.S. Securities and Exchange Commission.

1.1.38	“Section 25102(o)” means Section 25102(o) of the California Corporations Code, as may be amended from time to time.

1.1.39	“Securities Act” means the U.S. Securities Act of 1933, as may be amended from time to time.

1.1.40	Share Compensation Arrangement” means any stock option plan of the Corporation (other than this Plan) and any stock option granted by the Corporation outside of this Plan.

1.1.41	“Shares” means common shares in the capital of the Corporation.

1.1.42	“Subsidiary” means a body corporate that is controlled by the Corporation and, for the purposes of this definition, a body corporate will be deemed to be controlled by the Corporation if the Corporation, directly or indirectly, has the power to direct the management and policies of the body corporate by virtue of ownership of, or direction over, voting securities in the body corporate.

1.1.43	“Subsidiary Corporation” means any subsidiary, as defined in Section 424(f) of the Code, of the Corporation.

1.1.44	“Termination Date” means the date on which a Participant ceases to be an Eligible Person and, in the case of an Employee, means the date on which the Employee ceases to actively perform services for the Corporation or any Subsidiary (excluding any notice period which may extend beyond the date on which active services cease).

1.1.45	“U.S. Participant” means a Participant who is employed primarily in the United States, and is a United States resident or United States citizen for United States federal income tax purposes or is otherwise subject to the applicable provisions of the Code.

1.2	Certain Rules of Interpretation

1.2.1	In this Plan, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders. Every use of the words “including” or “includes” in this Plan is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

1.2.2	The division of this Plan into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan.

1.2.3	References in this Plan to an Article or Section are to be construed as references to an Article or Section of or to this Plan unless otherwise specified.

1.2.4	Unless otherwise specified in this Plan, time periods within which or following which any calculation or payment is to be made, or action is to be taken, will be calculated by excluding the day on which the period begins and including the day on which the period ends. If the last day of a time period is not a Business Day, the time period will end on the next Business Day. Unless otherwise determined by the Board, if an Option would, under the terms of this Plan or the Option Agreement, otherwise expire or terminate on a day which is not a Business Day, the Option will expire or terminate on the next Business Day. Notwithstanding the forgoing, with respect to an Incentive Stock Option, this Section 1.2.4 will not extend any termination or expiry date determined under Section 4.4, 4.10, or 4.14.

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1.2.5	Unless otherwise specified, any reference in this Plan to any statute, rule or policy includes all regulations and subordinate legislation made under or in connection with that statute at any time, and is to be construed as a reference to that statute, rule or policy as amended, modified, restated, supplemented, extended, re-enacted, replaced or superseded at any time.

1.3	Governing Law

This Plan and each Option Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

ARTICLE 2

ESTABLISHMENT OF PLAN

2.1	Purpose

2.1.1	The Corporation establishes this Plan to govern the grant, administration and exercise of Options which may be granted to bona fide Eligible Persons.

2.1.2	The principal purposes of this Plan are to provide the Corporation with the advantages of the incentive inherent in equity ownership on the part of Eligible Persons who are responsible for the continued success of the Corporation; to create in those Eligible Persons a proprietary interest in, and a greater concern for, the welfare and success of the Corporation; to encourage Eligible Persons to remain with the Corporation and any Subsidiaries; and to attract new Employees, Directors and Consultants.

2.1.3	This Plan is expected to benefit shareholders by enabling the Corporation to attract and retain personnel of the highest calibre by offering them an opportunity to share in any increase in value of the Shares resulting from their efforts.

2.2	Shares Reserved and Plan Limits

2.2.1	The number of Shares that may be reserved for issuance under this Plan and under any other Share Compensation Arrangement will not exceed, in the aggregate, 10% of the outstanding Shares (on a fully diluted basis) on each Grant Date, provided that the maximum number of Shares reserved under this Plan for issuance upon the exercise of Incentive Stock Options is 10,000,000.

2.2.2	The Corporation will at all times during the term of this Plan reserve and keep available the number of Shares necessary to satisfy the requirements of this Plan.

2.3	Limits on Certain Grants

2.3.1	An Option may only be granted to a Consultant under this Plan if the number of Shares reserved for issuance under that Option, when combined with the number of Shares reserved for issuance under all options granted within the one-year period before the Grant Date by the Corporation to Consultants, does not exceed, in aggregate, 2% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated on a non-diluted basis, and excluding Shares issued to Consultants within the previous one-year period pursuant to the exercise of options).

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2.3.2	An Option may only be granted to an Investor Relations Participant under this Plan if the number of Shares reserved for issuance under that Option, when combined with the number of Shares reserved for issuance under all options granted within the one-year period before the Grant Date by the Corporation to Investor Relations Participants, does not exceed, in aggregate, 2% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated on a non-diluted basis, and excluding Shares issued to Investor Relations Participants within the previous one-year period pursuant to the exercise of options). Further, Options issued to an Investor Relations Participant under this plan shall vest in stages over a period of not less than 12 months with not more than 1/4 of the Options vesting in any three (3) month period.

2.3.3	An Option may only be granted to a Person under this Plan if the number of Shares reserved for issuance under that Option, when combined with the number of Shares reserved for issuance under all options granted within the one-year period before the Grant Date by the Corporation to that Person, does not exceed, in aggregate, 5% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated on a non-diluted basis, and excluding Shares issued to that Person within the previous one-year period pursuant to the exercise of options), unless any disinterested shareholder approval required by the Exchange has been obtained.

2.3.4	Unless disinterested shareholder approval is obtained, the number of Shares that may be reserved for issuance to Insiders under this Plan and under any other Share Compensation Arrangement will not exceed, in the aggregate, 10% of the outstanding Shares (on a non-diluted basis) at any point in time.

2.3.5	Unless disinterested shareholder approval is obtained, an Option may only be granted to an Insider under this Plan if the number of Shares reserved for issuance under that Option, when combined with the number of Shares reserved for issuance under all options granted within the one-year period before the Grant Date by the Corporation to Insiders, does not exceed, in aggregate, 10% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated on a non-diluted basis, and excluding Shares issued to Insiders within the previous one-year period pursuant to the exercise of options).

2.3.6	For the purposes of calculating the limits in this Section 2.3:

2.3.6.1	the number of Shares reserved for issuance under an option means the number of Shares which were originally reserved for issuance upon the date of grant of the option (except for the purposes of calculating the limit in Section 2.3.4, in which case the number of Shares reserved for issuance means the number of Shares reserved for issuance at the time of the calculation); and

2.3.6.2	any options granted within the relevant time but prior to the grantee becoming a Consultant, Investor Relations Participant or Insider, as applicable (a “Restricted Person”), and any Shares reserved or issued under those grants, will be included in the number of options granted to those Restricted Persons, in the number of Shares reserved for issuance to those Restricted Persons, and in the number of Shares issued to those Restricted Persons, if the grantee becomes a Restricted Person on or before the date the calculation is made.

2.4	Exercised Options

Any number of Shares which have been issued on the exercise of an Option will again be available for grants under this Plan, and will be considered to be part of the pool of Shares available for Options under this Plan.

2.5	Expired or Terminated Options

If and to the extent any Option granted under this Plan expires or is terminated without having been exercised in whole or in part, the number of Shares then subject to that Option will be considered to be part of the pool of Shares available for Options under this Plan.

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2.6	Non-Exclusivity

Nothing contained in this Plan will prevent the Board from adopting other or additional incentive compensation arrangements, whether Share Compensation Arrangements or otherwise.

2.7	Effective Date

This Plan will be effective as of March 8, 2017, but will be subject to acceptance of this Plan by the Exchange. Any Options granted under this Plan prior to the acceptance will be conditional upon any required approval and acceptance being given and no Options may be exercised until that approval and acceptance has been given.

ARTICLE 3

ADMINISTRATION OF PLAN

3.1	Administration of the Plan

3.1.1	Subject to the provisions of this Plan, Applicable Laws, and the applicable rules and policies of the Exchange (or any other stock exchange or market on which the Shares are listed), the Board will have full power and authority to:

3.1.1.1	administer this Plan in accordance with its express terms;

3.1.1.2	determine all questions arising in connection with the administration, interpretation, and application of this Plan;

3.1.1.3	prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and

3.1.1.4	make all other determinations necessary or advisable for the administration of this Plan.

All determinations made in good faith on the matters referred to in this Section 3.1.1 will be final, conclusive, and binding on the Corporation and the relevant Participant.

3.1.2	Subject to Applicable Laws, and the applicable rules and policies of the Exchange (or any other stock exchange or market on which the Shares are listed), the Board may, by resolution, at any time:

3.1.2.1	delegate any of its powers, rights and obligations under Section 3.1.1 to any committee of the Board; and

3.1.2.2	amend or rescind the delegation of any of its rights, powers and obligations effected under Section 3.1.2.1.

3.2	Record Keeping

The Corporation will maintain a register in which will be recorded:

3.2.1	with respect to each Option granted to a Participant:

3.2.1.1	the name and address of the Participant;

3.2.1.2	the Grant Date;

3.2.1.3	the number of Shares issuable under the Option as of the Grant Date;

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3.2.1.4	the Option Exercise Price;

3.2.1.5	any vesting conditions;

3.2.1.6	the number of Shares issued under the Option (and the dates of issuance); and

3.2.1.7	the Option Expiry Date; and

3.2.2	the aggregate number of Shares subject to Options.

3.3	Adjustments to Options

3.3.1	If any material change in the outstanding Shares occurs by reason of any stock dividend, split, recapitalization, amalgamation, merger, consolidation, combination or exchange of shares or other similar corporate change, the Board may make any proportionate adjustments to this Plan and any outstanding Options that the Board deems equitable and appropriate to reflect that change. Any adjustment under this Section 3.3.1 will be made in the sole discretion of the Board, and will be conclusive and binding for all purposes of this Plan.

3.3.2	No fractional Shares will be issued on the exercise of an Option. If, as a result of any adjustment as provided in this Section 3.3, a Participant would be entitled to a fractional Share, the Participant will have the right to purchase only the number of full Shares that is calculated under that adjustment, and no payment or other adjustment will be made with respect to that fractional Share.

3.4	Termination of the Plan

The Board may terminate this Plan at any time in its absolute discretion (without shareholder approval). If this Plan is terminated, no further Options will be granted but the Options then outstanding will continue in full force and effect in accordance with the provisions of this Plan, until the time they are exercised or terminated or expire under the terms of this Plan and the applicable Option Agreements.

3.5	General

The existence of any Option will not affect, in any way, the right or power of the Corporation to:

3.5.1	make or authorize any recapitalization, reorganization or other change in the Corporation’s capital structure or business;

3.5.2	participate in any amalgamation, combination, merger or consolidation;

3.5.3	create or issue any securities or change the rights and conditions attaching to any of its securities;

3.5.4	effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business; or

3.5.5	effect any other corporate act or proceeding, whether of similar character or otherwise.

3.6	Compliance with Applicable Laws

3.6.1	This Plan, the grant and exercise of Options, the Corporation’s obligation to issue Shares on the exercise of Options, and all other actions taken under this Plan will be subject to Applicable Laws, to the applicable rules and policies of the Exchange (or any other stock exchange or market on which the Shares are listed) and to any approvals by any Governmental Authority which, in the opinion of counsel to the Corporation, are necessary or advisable.

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3.6.2	No Option will be granted and no Shares issued under this Plan if that grant or issue would require registration of this Plan or of Shares under the securities laws of any foreign jurisdiction. Any purported grant of any Option or issue of Shares under this Plan in violation of this Section 3.6.2 will be void.

3.6.3	Shares issued to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under Applicable Laws.

ARTICLE 4

TERMS OF OPTIONS

4.1	Grants

4.1.1	Subject to the provisions of this Plan, the Board will have the authority to grant Options to Eligible Persons, and to determine the terms and conditions applicable to the exercise of those Options, including, for each Option:

4.1.1.1	the number of Shares issuable under the Option;

4.1.1.2	the Option Exercise Price;

4.1.1.3	the Option Expiry Date;

4.1.1.4	the vesting conditions, if any;

4.1.1.5	the nature and duration of the restrictions, if any, to be imposed on the sale or other disposition of Shares acquired on the exercise of the Option; and

4.1.1.6	the events, if any, that could give rise to a termination of the Participant’s rights under the Option, and the period in which such a termination can occur.

4.1.2	Each Option must be confirmed by an Option Agreement executed by the Corporation and by the Participant to whom that Option is granted. Subject to specific variations approved by the Board in respect of any Option, those variations not to be inconsistent with the provisions of this Plan, all terms and conditions set out in this Plan will be incorporated by reference into and form part of each Option Agreement.

4.1.3	If an Option is to be granted to an Employee or a Consultant, the Corporation and the Person to whom that Option is proposed to be granted are responsible for ensuring and confirming that the Person is a bona fide Employee or Consultant.

4.2	Multiple Grants

An Eligible Person may be granted Options on more than one occasion under this Plan and be granted separate Options on any one occasion.

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4.3	Option Exercise Price

The Board will set the option exercise price (the “Option Exercise Price”) in respect of each Share issuable under an Option granted to a Participant. The Option Exercise Price will not be less than the fair market value of a Share on the Grant Date and, if the Shares are listed on the Exchange, will be subject to the minimum Option Exercise Price permitted by the Exchange. For the purposes of this Section 4.3, “fair market value” means:

4.3.1	if the Shares are listed on the Exchange, the last closing price of the Shares on the Exchange before the grant of the Option;

4.3.2	if the Shares are not then listed on the Exchange, but are listed on another stock exchange or market, the last closing price of the Shares on the stock exchange or market before the grant of the Option; or

4.3.3	if Sections 4.3.1 and 4.3.2 do not apply, the fair market value of a Share determined by the Board, taking into account any considerations which it determines to be appropriate at the relevant time.

4.4	Option Expiry Date

The Board will, on the Grant Date, set the option expiry date (the “Option Expiry Date”) of each Option granted to a Participant. The Option Expiry Date set under this Section 4.4 will be no later than ten (10) years after the Grant Date, and will be subject to earlier expiry in accordance with Section 4.10 and Section 4.11, and later expiry in accordance with Section 4.7.

4.5	Vesting of Options

4.5.1	Subject to Section 4.5.3, and unless accelerated by the Board under Section 4.5.2 or Section 4.11 or otherwise specified in the relevant Option Agreement, an Option will vest and become exercisable as to 1/4 of the Shares issuable under the Option on each of the following dates:

4.5.1.1	the first anniversary of the Grant Date;

4.5.1.2	the second anniversary of the Grant Date;

4.5.1.3	the third anniversary of the Grant Date; and

4.5.1.4	the fourth anniversary of the Grant Date.

4.5.2	Subject to Section 4.5.3, the Board may, at any time, accelerate the date on which any Option will vest and become exercisable.

4.5.3	An Option granted to an Investor Relations Participant will vest over a period of not less than 12 months from the Grant Date, and as to no more than 1/4 of the Shares issuable under the Option in any three-month period.

4.6	Exercise of Options

4.6.1	An Option will be exercisable until 5:00 p.m. (Toronto time) on the Option Expiry Date, but only to the extent that it has vested and has not expired or been terminated.

4.6.2	Subject to the provisions of this Plan and the related Option Agreement, an Option may be exercised, in whole or in part, at any time by delivery to the Corporation of a written notice of exercise, substantially in the form to be included with the Option Agreement or in such matter as may be permitted by the Corporation, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Exercise Price of the Shares to be purchased. Payment of the Option Exercise Price must be made in cash, by check, by transferring Shares to the Company having a fair market value (as defined in Section 4.3 herein) on the date of exercise equal to the cash amount for which such Shares are substituted, or in such other manner as may be permitted by the Corporation in its discretion.

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4.7	Blackout Periods

No Option may be exercised during a Blackout Period, if the Participant is then restricted from trading in Shares pursuant to any policy of the Corporation or Applicable Laws. If an Option Expiry Date set under Section 4.4 falls on a date within a Blackout Period or within ten (10) Business Days following the expiration of a Blackout Period, the expiry date for that Option will be automatically extended, without any further act or formality, to that date which is the tenth Business Day after the end of the Blackout Period. This Section 4.7 will not extend any termination or expiry date determined under Section 4.4., 4.10, 4.11, or 4.14.

4.8	Amendments to Plan or Options

The Board may amend this Plan or any Option, other than to re-price an Option which shall not be permitted under this Plan, at any time, subject to the requirements of the Exchange (or any other stock exchange or market on which the Shares are listed), including any shareholder approval requirements, provided that if an amendment materially impairs an Option or is materially adverse to its holder, the amendment will not take effect in respect of that Option until the consent of the Participant holding the Option has been obtained.

4.9	Withholding of Tax

4.9.1	The Corporation and any Subsidiary may take reasonable steps for the withholding of any taxes or other source deductions that it is required by Applicable Laws or the requirements of any Governmental Authority to remit in connection with this Plan, any Option or any issuance of Shares upon the exercise of an Option, including:

4.9.1.1	deducting and withholding the amount required to be remitted (the “Remittance Amount”) from any cash remuneration or any other amount payable to a Participant, whether or not related to the Plan, the exercise of any Options or the issue of any Shares;

4.9.1.2	permitting the Participant to make a cash payment to the Corporation equal to the Remittance Amount; or

4.9.1.3	selling, or causing a broker engaged by the Corporation to sell, on behalf of any Participant, that number of Shares issued to the Participant pursuant to an exercise of Options, such that the amount received by the Corporation or Subsidiary from the proceeds of the sale will be sufficient to satisfy the obligation to remit the Remittance Amount (and to fund any commissions payable to the broker and other costs and expenses of the transaction).

4.9.2	Any Shares of a Participant that are sold by the Corporation, or by a broker engaged by the Corporation, to fund a Remittance Amount will be sold as soon as practicable, and, if applicable, in transactions effected on the exchange on which the Shares are then listed for trading. In effecting the sale of any Shares, the Corporation or the broker will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Corporation nor the broker will be liable for any loss arising out of any sale of Shares, including any loss relating to the manner or timing of any sale, the prices at which the Shares are sold, or otherwise. In addition, neither the Corporation nor the broker will be liable for any loss arising from a delay in transferring any Shares to a Participant. The sale price of Shares sold on behalf of Participants will fluctuate with the market price of the Shares and no assurance can be given that any particular price will be received upon any sale.

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4.10	Termination of Employment or Service

4.10.1	Unless otherwise determined by the Board under Section 4.11 or otherwise specified in the relevant Option Agreement, if a Participant ceases to be an Eligible Person:

4.10.1.1	any unvested portion of any Option held by that Participant will immediately expire as of the Termination Date; and

4.10.1.2	any vested portion of any Option held by that Participant will expire on the earlier of the Option Expiry Date set by the Board under Section 4.4 (without including any extended expiry terms determined under Section 4.7) and:

4.10.1.2.1	in the case of termination of employment by the Corporation or a Subsidiary without Cause, or the failure of a Director standing for election to be re-elected, or the failure by the Corporation or a Subsidiary to renew a contract for services at the end of its term, the date which is 90 days (or, in the case of an Incentive Stock Option, three (3) months) after the Termination Date;

4.10.1.2.2	in the case of voluntary resignation of employment from the Corporation or a Subsidiary, the date which is 90 days (or, in the case of an Incentive Stock Option, three (3) months) after the Termination Date;

4.10.1.2.3	in the case of the death of the Participant, the date which is one year after the death;

4.10.1.2.4	in the case of the Disability or Retirement of the Participant, the date which is 180 days (or, in the case of an Incentive Stock Option, except as set forth in Section 4.14.6, three (3) months) after the Termination Date; and

4.10.1.2.5	in all other cases, the Termination Date, (the date determined under Sections 4.10.1.2.1 to 4.10.1.2.4, the “Early Expiry Date”).

4.10.2	Unless otherwise determined by the Board, Options will not be affected by any change of employment or provision of services within or among the Corporation or any Subsidiaries, so long as the Participant continues to be an Eligible Person.

4.10.3	The Early Expiry Date will be determined based on the first of the events described in Sections 4.10.1.2.1 to 4.10.1.2.5 to occur.

4.10.4	Options granted under this Plan are not part of a Participant’s regular employment or consulting compensation, and no value will be attributed to any Options as part of calculating any Participant’s damages for wrongful dismissal, or any amount due to a Participant with respect to reasonable notice, notice of termination, severance or termination pay, or compensation in lieu of notice.

4.10.5	Notwithstanding Section 4.10.1.1 and subject to the terms of a Participant’s written employment or consulting agreement with the Corporation or a Subsidiary, in the event a Participant’s employment is terminated by the Corporation, or a Subsidiary, as applicable, without Cause, the Participant dies or experiences a Disability prior to the anniversary of a vesting period:

4.10.5.1	the number of Options determined by the formula A x B/C, where

A: equals the total number of Options relating to such vesting period that have not previously vested in respect of such vesting period,

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B: equals the total number of days between the first day of such vesting period relating to such Grant and the Participant’s Termination Date, and

C: equals total number of days in the vesting period relating to such vesting period, shall become vested Options on the Participant’s Termination Date.

4.11	Change of Control

4.11.1	Despite any other provision of this Plan or any Option Agreement, in the event of an actual or potential Change of Control Transaction, the Board has the right, in its sole discretion and on the terms it sees fit, without any action or consent required on the part of any Participant, to deal with any Options (or any portion of any Options) in the manner it deems equitable and appropriate in the circumstances, including the right to:

4.11.1.1	determine that any Options (or any portion of any Options) will remain in full force and effect in accordance with their terms after the Change of Control Transaction;

4.11.1.2	cause any Options (or any portion of any Options) to be converted or exchanged for options to acquire shares of another entity involved in the Change of Control Transaction, having substantially the same terms and conditions as the Options, except as the board may determine;

4.11.1.3	accelerate the vesting of any unvested Options;

4.11.1.4	provide Participants with the right to surrender any Options (or any portion of any Options) for an amount per underlying Share equal to the positive difference, if any, between the fair market value of the Share on the date of surrender and the Option Exercise Price; and

4.11.1.5	accelerate the date by which any Options (or any portion of any Options) must be exercised.

4.11.2	The Corporation will use its best efforts to give the affected Participants written notice of any determination made by the Board under Section 4.11.1 at least 14 days before the effective date of the Change of Control Transaction.

4.12	Transferability

4.12.1	Subject to Section 4.12.2, the Options and all benefits and rights accruing to a Participant in accordance with the terms and conditions of this Plan are not directly or indirectly transferable and cannot be assigned, charged, pledged or hypothecated, or otherwise alienated, by a Participant, whether voluntarily, involuntarily, by operation of law or otherwise.

4.12.2	On a Participant’s death, vested Options, benefits and rights may pass by the Participant’s will or the laws of descent and distribution to the legal representative of the Participant’s estate or any other Person who acquires the Participant’s vested Options by bequest or inheritance. No transfer of a vested Option by will or by the laws of descent and distribution will be effective to bind the Corporation until the Corporation has been furnished with any evidence that the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of this Plan and the relevant Option Agreement.

4.13	Options for U.S. Participants

4.13.1	In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the limitations and requirements of this Section 4.13, as well as those contained in Section 4.15, will apply to Options granted to a Participant who is a U.S. Participant on the Grant Date.

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4.13.2	The Option Agreement relating to any Option granted to a U.S. Participant shall specify whether such Option is an Incentive Stock Option or a Nonqualified Stock Option. If no such specification is made, then the Option will be (a) an Incentive Stock Option if all of the requirements under the Code are satisfied with respect to such grant, or (b) in all other cases, a Nonqualified Stock Option.

4.13.3	The Option Exercise Price will not be less than 100% of the fair market value of a Share on the Grant Date of the applicable Option. If the Shares are not readily tradeable on an established securities market on the Grant Date, then fair market value will be determined by the Board by the reasonable application of a reasonable valuation method, as contemplated under Section 409A of the Code, taking into consideration factors relevant to such valuation in accordance with regulations under Section 409A of the Code and other applicable guidance.

4.13.4	Any adjustment to an outstanding Option granted to a U.S. Participant (including, but not limited to, any adjustment contemplated under Sections 3.3.1 and 4.11.1.2 with respect to the Option Exercise Price and number of Shares subject to an Option, or with respect to the Option Expiry Date) will be made so as to comply with, and not create any adverse consequences under, Section 409A of the Code.

4.13.5	An Option granted to a U.S. Participant may not be granted with any right to payments equivalent in amount to dividends paid to the Corporation’s shareholders with respect to the Shares.

4.13.6	A U.S. Participant may only be granted an Option to the extent that the Shares underlying the Option qualify as “service recipient stock” (as defined under Section 409A of the Code) with respect to such U.S. Participant.

4.13.7	Notwithstanding any other provisions of this Plan or any Option Agreement to the contrary, each Option granted to a U.S. Participant shall be designed, granted, and administered in such a manner that the Option will be exempt from the application of the requirements of Section 409A of the Code. The exercisability of an Option granted to a U.S. Participant shall not be extended to the extent that such extension would subject the U.S. Participant to additional taxes under Section 409A of the Code.

4.14	Additional Rules for Incentive Stock Options to U.S. Participants

4.14.1	In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the limitations and requirements of this Section 4.14 will apply to an Incentive Stock Option.

4.14.2	An Incentive Stock Option may be granted only to an employee (including a director or officer who is also an employee) of the Corporation or any Subsidiary. For purposes of Section 4.14, the term “employee” shall mean a person who is an employee for purposes of Section 422 of the Code.

4.14.3	To the extent that the aggregate fair market value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under this Plan and all other plans of the Corporation and of any Parent Corporation or Subsidiary Corporation) exceeds US$100,000 or any limitation subsequently set forth in Section 422(d) of the Code, such excess shall be considered to be Nonqualified Stock Options. For this purpose, the “fair market value” of the Shares subject to Options shall be determined as of the Grant Date of the Options. In reducing the number of Options treated as Incentive Stock Options to meet the US$100,000 limit, the most recently granted Options shall be reduced first. To the extent that a reduction of simultaneously granted Options is necessary to meet the US$100,000 limit, the Board may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

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4.14.4	The Option Exercise Price upon exercise of an Incentive Stock Option will not be less than 100% of the fair market value of a Share on the Grant Date of such Incentive Stock Option, provided that, in the case of the grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, the Option Exercise Price upon exercise of such Incentive Stock Option will be not less than 110% of the fair market value of a Share on the Grant Date of such Incentive Stock Option.

4.14.5	Notwithstanding Section 4.4 of this Plan, in the case of an Incentive Stock Option granted to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, such Incentive Stock Option will terminate and no longer be exercisable no later than five (5) years after the Grant Date of such Incentive Stock Option.

4.14.6	Notwithstanding the provisions of Section 4.10.1 of this Plan, if a U.S. Participant’s employment with the Corporation or any Subsidiary terminates by reason of a permanent and total disability (as defined below), any Incentive Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable, for a period of no more than one hundred eighty (180) days after the Termination Date or until the Option Expiry Date, whichever period is the shorter. For purposes of this paragraph, the term “permanent and total disability” has the meaning assigned to that term in Section 22(e)(3) of the Code.

4.14.7	An Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant’s lifetime only by such U.S. Participant.

4.14.8	An Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned or pledged by such U.S. Participant, except by will or by the laws of descent and distribution.

4.14.9	No Incentive Stock Option may be granted under this Plan on or after the date that is ten (10) years from the earlier of the date that this Plan, as amended, is adopted by the Board or the date that this Plan, as amended, is approved by the shareholders of the Corporation.

4.14.10	If any U.S. Participant shall make any disposition of Shares issued to such U.S. Participant pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such U.S. Participant shall notify the Corporation of such disposition within ten (10) days thereof.

4.15	Additional Securities Law Requirements for U.S. Participants

4.15.1	This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 or, to the extent applicable, Section 25102(o); however, grants may be made to U.S. Participants pursuant to this Plan which do not specifically qualify for exemption from registration under Rule 701 or, to the extent applicable, Section 25102(o). Any requirement of this Plan which is required in law only because of Section 25102(o) will not apply with respect to a particular Option grant to which Section 25102(o) will not apply in light of the particular U.S. Participant.

4.15.2	Any provision of this Plan that is inconsistent with Rule 701 (or, to the extent applicable, Section 25102(o)) shall, without further act or amendment by the Corporation, be reformed to comply with the requirements of Rule 701 (and, to the extent applicable, Section 25102(o)). Any Option granted to any U.S. Participant hereunder will not be effective unless such grant is made in compliance in all respects with Applicable Laws, including all applicable federal, state and foreign securities laws, rules and regulations of any Governmental Authority, as well as the requirements of any U.S. or foreign stock exchange or automated quotation system upon which the Corporation’s securities may then be listed or quoted, as they are in effect on the date of the Option grant and also on the date of exercise or other issuance. The Corporation shall be under no obligation to register or qualify the Shares underlying the Option with the SEC, any state or foreign securities commission or any stock exchange to effect such compliance, and the Corporation will have no liability for any inability or failure so do.

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4.15.3	Notwithstanding any other provision in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver any securities under this Plan to any U.S. Participant prior to (i) obtaining any approvals from any governmental agency that the Corporation determines in its discretion are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such securities under any federal, state or foreign law or ruling of any Governmental Authority that the Corporation determines in its discretion to be necessary or advisable.

4.15.4	For the avoidance of doubt, a Consultant shall only be eligible to receive an Option grant in reliance on Rule 701 to the extent that such Consultant is a natural person as described under Section 1.1.7.5.

ARTICLE 5

MISCELLANEOUS PROVISIONS

5.1	No Rights as Shareholder

The holder of an Option will not have any rights as a shareholder of the Corporation with respect to any of the Shares issuable on exercise of that Option until that holder has exercised that Option in accordance with the terms of this Plan and has been issued the Shares.

5.2	No Employment Rights

Nothing in this Plan or any Option will confer on a Participant any right to continue in the employment or service of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate the Participant’s employment or service at any time; nor will anything in this Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment or service of any Participant beyond the date on which the Participant’s relationship with the Corporation or any Subsidiary would otherwise be terminated due to Retirement or pursuant to the provisions of any employment, consulting or other contract for services with the Corporation or any Subsidiary.

5.3	No Undertaking or Representation

The Participants, by participating in this Plan, will be deemed to have accepted all risks associated with acquiring Shares pursuant to this Plan. Each Participant acknowledges that the Shares are subject to, and may be required to be held indefinitely under, applicable securities laws. The Corporation and the Subsidiaries make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Shares issued under this Plan, and will not be liable to any Participant for any loss resulting from that Participant’s participation in this Plan or as a result of the amendment, suspension or termination of this Plan or any Option in accordance with its terms.

5.4	Hold Period

The Options issued under this Plan, and the Shares issuable upon exercise of the Options, may, in certain circumstances be subject to a 4 month hold period, or other resale restriction, commencing on the Grant Date of the Option in accordance with the polices of the Exchange and/or applicable securities laws.

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5.5	Notices

All written notices to be given by a Participant to the Corporation will be delivered personally or by registered mail, postage prepaid, addressed as follows:

3610 Mavis Road

Mississauga, Ontario, L5C 1W2

Attn:	Chief Executive Officer

Any notice given by a Participant pursuant to the terms of an Option will not be effective until actually received by the Corporation at the above address.

5.6	Further Assurances

Each Participant will, when requested to do so by the Corporation, sign and deliver all documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation. Each Participant will provide the Corporation with all information (including personal information) which is necessary for the administration of this Plan, and each Participant consents to the collection, use and disclosure of information by the Corporation necessary for the administration of this Plan.

5.7	Submission to Jurisdiction

The Corporation and each Participant irrevocably and unconditionally submits and attorns to the exclusive jurisdiction of the courts of the Province of Ontario to determine all issues, whether at law or in equity, arising from this Plan and each Option Agreement. To the extent permitted by Applicable Laws, the Corporation and each Participant:

5.7.1	irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this Plan or any Option Agreement in the courts of that Province, or that the subject matter of this Plan or any Option Agreement may not be enforced in those courts;

5.7.2	irrevocably agrees not to seek, and waives any right to, judicial review by any court which may be called on to enforce the judgment of the courts referred to in this Section 5.7, of the substantive merits of any suit, action or proceeding; and

5.7.3	to the extent the Corporation or any Participant has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, that Person irrevocably waives that immunity in respect of its obligations under this Plan and any Option Agreement.

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SCHEDULE 1

CALIFORNIA SUPPLEMENT

The Board has adopted this California Supplement for purposes of satisfying the requirements of Section 25102(o). All capitalized terms used but not defined in this California Supplement shall have the meanings ascribed to them in the Terrascend Corp. Stock Option Plan, as the same may be amended or varied from time to time (the “Plan”).

Notwithstanding anything to the contrary contained in the Plan, and except as otherwise determined by the Corporation, the provisions set forth in this California Supplement shall apply to any Options granted under the Plan to a U.S. Participant who is a resident of the State of California on the date of the Grant (each, a “California Optionholder”) and which are intended to be exempt from registration in California pursuant to Section 25102(o).

All California Optionholders will be subject to the following additional limitations, terms and conditions:

1.	Minimum Exercise Period Following Termination

Unless a California Optionholder’s employment is terminated for cause (as defined by applicable law or the terms of any contract of employment between the Corporation and such California Optionholder), in the event of any other termination of employment of such California Optionholder, such California Optionholder shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of: (i) at least six (6) months from the date of termination, if termination was caused by such California Optionholder’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), (ii) at least thirty (30) days from the date of termination, if termination was caused other than by such California Optionholder’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), and (iii) the Option Expiry Date.

2.	Additional Limitations on Timing of Awards

No Option granted to a California Optionholder shall become exercisable, vested or realizable unless the Plan has been approved by the holders of a majority of the Corporation’s outstanding voting securities (i) within twelve (12) months before or after the date the Plan was adopted by the Board or (ii) prior to or within twelve (12) months following the granting of any Option to a California Optionholder.

3.	Additional Limitations on Options; Adjustments

No Option granted to a California Optionholder will be granted for a term in excess of ten (10) years. The terms of all Options granted to a California Optionholder shall comply, to the extent applicable, with Section 260.140.41 or Section 260.140.42 of the California Code of Regulations. The Corporation will make such adjustments to an Option held by a California Optionholder as may be required by Section 260.140.41 or Section 260.140.42 of the California Code of Regulations.

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4.	Additional Requirement to Provide Information to California Optionholders

To the extent required by Section 260.140.46 of the California Code of Regulations (or any successor provision thereto), the Corporation shall provide to each California Optionholder and to each California Optionholder who acquires Shares pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Corporation shall not be required to provide such statements to key persons whose duties in connection with the Corporation assure their access to equivalent information. In addition, this information requirement shall not apply to the Plan to the extent that it complies with all conditions of Rule 701, as determined by the Board; provided that, for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.